Exhibit 3.2

BYLAWS

OF

GLOBIS NV MERGER 2 CORP.

a Nevada corporation

(Adopted as of May 12, 2022)

ARTICLE I

OFFICES

Section 1.1. Registered Agent and Office. The registered agent of GLOBIS NV MERGER 2 CORP. (the “Corporation”) shall be as set forth in the Corporation’s Articles of Incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State (“SOS”).

Section 1.2. Principal Office. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. Other Offices. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

STOCKHOLDERS

Section 2.1. Place of Meeting. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice.

Section 2.2. Participation by Electronic Communication. Stockholders not physically present at a meeting of the stockholders may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each stockholder participating by electronic communication.

(b) Provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Stockholders participating by electronic communication shall be considered present in person at the meeting.

Section 2.3. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.4. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by a Chairman of the Board or a Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

Section 2.5. Fixing the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be more than 60, or less than 10, days before the meeting of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of stockholders.

Section 2.6. Notice of Stockholders’ Meeting. Written notice stating the place, date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10, and not more than 60, days before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

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Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.7. Quorum of Stockholders. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of electronic communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”).

The holders of a majority of the voting power represented in person, by means of electronic communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.8. Conduct of Meetings. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the Chief Executive Officer, President, an Executive Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.9. Voting of Stock. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act:

(a) If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b) If a quorum exists of any class or series permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of that class or series votes in favor of the action.

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Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.10. Voting by Proxy. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after three years from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b) The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares in person, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.11. Action by Stockholders Without a Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least 18 years of age and need not be stockholders of the Corporation.

Section 3.2. Number of Directors. The number of directors shall be at least one, provided that the number may be increased or decreased from time to time by resolution of the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

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Section 3.3. Term of Office. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualified.

Section 3.4. Removal. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, at a special meeting of stockholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Section 3.5. Resignation. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.6. Vacancies. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified.

Section 3.7. Regular Meetings of Directors. A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.8. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the entire Board of Directors, any two directors, or the President.

Section 3.9. Participation by Electronic Communication. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each director participating by electronic communication.

(b) Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

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Section 3.10. Notice of Directors’ Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than two days’ written notice stating the purpose or purposes of the meeting, the date, place, and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. Quorum and Action By Directors. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The act of the directors holding a majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. Compensation. Directors shall not receive any stated salary for their services, but the Board of Directors may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13. Action by Directors Without Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.14. Committees of The Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) Fill vacancies on the Board of Directors or any committee thereof.

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(b) Amend the Articles of Incorporation.

(c) Adopt, amend, or repeal these Bylaws.

(d) Authorize the issuance of shares of the Corporation’s stock.

(e) Authorize a distribution.

(f) Approve any action that requires stockholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1. Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. Removal and Resignation. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The President shall preside at all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform all other duties as the Board of Directors shall assign.

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Section 4.4. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and stockholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and stockholders and shall perform all other duties as the Board of Directors or President shall assign. The Secretary shall be the custodian of the records of the Corporation.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and stockholders shall be recorded by the person designated by the President or Board of Directors.

Section 4.5. Treasurer. The Treasurer shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all the duties incident to the office of Treasurer and such other duties as the Board of Directors or President shall assign.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the President and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or Board of Directors at any time.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. Indemnification in Actions By Third Parties. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 5.2. Indemnification in Actions by or on Behalf of the Corporation. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

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(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.3. Indemnification Against Expenses. The Corporation shall, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 5.1 and 5.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 5.4. Non-Exclusivity of Indemnification Rights. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the disinterested directors or stockholders of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1. Uncertificated Shares. The shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. Registered Stockholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

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Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

ARTICLE VII

DISTRIBUTIONS

Section 7.1. Declaration. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Corporations Act.

Section 7.2. Fixing Record Dates for Distributions and Share Dividends. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. Conflict with Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX

AMENDMENT OF BYLAWS

Bylaws may be adopted, amended, or repealed by the stockholders or, except as prohibited by a Bylaw adopted by the stockholders, by the Board of Directors.

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